Exhibit 99.1350CERT


     Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                  Section 906 of the Sarbanes Oxley Act


Pursuant to 18 U.S.C. 1350, the undersigned officer of WCMA Treasury Fund and Master Treasury LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended September 30, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.


Date: November 20, 2007


/s/ Donald C. Burke
-------------------
Donald C. Burke, Chief Executive Officer (principal executive officer) of WCMA Treasury Fund and Master Treasury LLC


Pursuant to 18 U.S.C. 1350, the undersigned officer of WCMA Treasury Fund and Master Treasury LLC (together, the "Registrants"), hereby certifies, to the best of his knowledge, that the Registrants' Report on Form N-CSR for the period ended September 30, 2007, (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.


Date: November 20, 2007


/s/ Neal J. Andrews
-------------------
Neal J. Andrews, Chief Financial Officer (principal financial officer) of WCMA Treasury Fund and Master Treasury LLC



This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.